                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): March 30, 2001


                               I. D. SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)




     Delaware                        1-15087                     22-3270799
 (State or Other                   (Commission                 (IRS Employer
   Jurisdiction                    File Number)              Identification No.)
of Incorporation)

One University Plaza, Hackensack, New Jersey                               07601
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:  (201) 670-0000

ITEM 5.  OTHER EVENTS

         I.D. Systems, Inc. (the "Company") is required to file electronically all reports required to be filed with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-KSB. The Company retains an unrelated third party service company to format its documents for these electronic filings and to serve as "filing agent." The Company's filing agent has a policy and procedure to test file client information to confirm ahead of the filing deadline that the client's Submission Information File is accurate.

         On March 30, 2001, the Company's filing agent inadvertently and incorrectly made an unauthorized "live" filing rather than a test filing of a preliminary draft of the Company's Annual report on Form 10-KSB for the fiscal year ended December 31, 2000 (the "10-KSB"). As a result, this draft was entered by the SEC as a filed 10-KSB. Neither the Company nor the Company's accountants had approved the draft for filing or consented to such filing.

         The SEC was immediately notified of this error. A correct filing was made on April 2, 2002 and constitutes the Company's correct 10-KSB for the year ended December 31, 2000. The Company was advised that, for ease of administration and internal SEC policy reasons, the actual authorized filing of the 10-KSB should be submitted with the header 10-KSB/A. This header is not part of the 10-KSB. It is for electronic filing purposes only.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  I. D. SYSTEMS, INC.


Date:  April 19, 2001             By:  /s/ Ned Mavrommatis
                                       -------------------
                                       Ned Mavrommatis
                                       Chief Financial Officer
                                       (Duly authorized Officer and Principal
                                       Financial and Accounting Officer)


                                      -3-